UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 25, 2016 (May 20, 2016)

Aetna Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-16095	23-2229683
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

151 Farmington Avenue, Hartford, CT	06156
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(860) 273-0123

Former name or former address, if changed since last report:	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

Aetna Inc.'s ("Aetna's" or the "Company's") Annual Meeting of Shareholders was held on May 20, 2016. Shareholders voted on the matters set forth below.

1. Election of Director nominees. Each of the nominees listed below was elected as a Director of Aetna until the next Annual Meeting and until their successors are duly elected and qualified based on the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Fernando Aguirre	296,771,349	1,046,001	532,405	23,176,543
Mark T. Bertolini	287,373,810	10,076,972	898,973	23,176,543
Frank M. Clark	294,729,484	3,056,763	563,508	23,176,543
Betsy Z. Cohen	292,647,619	5,209,642	492,494	23,176,543
Molly J. Coye, M.D.	294,908,854	2,952,775	488,126	23,176,543
Roger N. Farah	295,302,623	2,381,532	665,600	23,176,543
Jeffrey E. Garten	292,076,135	5,727,715	545,905	23,176,543
Ellen M. Hancock	292,239,053	5,591,794	518,908	23,176,543
Richard J. Harrington	297,231,023	562,547	556,185	23,176,543
Edward J. Ludwig	292,302,994	5,398,008	648,753	23,176,543
Joseph P. Newhouse	293,073,236	4,730,711	545,808	23,176,543
Olympia J. Snowe	294,842,691	3,027,569	479,495	23,176,543

2. The proposal to approve the appointment of KPMG LLP as the Company's and its subsidiaries' independent registered public accounting firm for 2016 was approved based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
318,065,879	3,074,633	385,786	None

3. The proposal to approve the Aetna 2016 Employee Stock Purchase Plan was approved based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
296,953,840	1,107,135	288,780	23,176,543

4. The proposal to approve the Company's executive compensation on a non-binding advisory basis was approved based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
278,153,694	18,621,695	1,574,366	23,176,543

5. A shareholder proposal to require certain additional disclosure of political contributions was not approved based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
71,505,286	209,240,219	17,604,250	23,176,543

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aetna Inc.

Date: May 25, 2016	By:	/s/ Sharon A. Virag
Name: Sharon A. Virag
Title: Vice President, Controller and Chief Accounting Officer